Exhibit 99.1

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF PENNSYLVANIA

IN RE INOVIO PHARMACEUTICALS, INC. DERIVATIVE LITIGATION	Lead Case No. 2:20-cv-01962-GJP

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement (the “Stipulation”) is made and entered into by the following parties, each by and through their respective counsel: (1) plaintiffs Pedram Beheshti (“Beheshti”), Arthur Isman (“Isman”), Krishna Kishor Devarakonda (“Devarakonda”), Brian Foster (“Foster”), and Brandon Fettig (“Fettig”) (the “Federal Plaintiffs”) in the above-captioned consolidated stockholder derivative action (the “Federal Action”) pending in the United States District Court for the Eastern District of Pennsylvania (the “Court”); plaintiff Leo Schumacher (“Schumacher,” and collectively with the Federal Plaintiffs, the “Derivative Plaintiffs”) in the shareholder derivative action Schumacher v. Benito, et al., C.A. No. 2022-0292-KJSM, pending in the Delaware Court of Chancery (the “Delaware Chancery Action,” and together with the Federal Action, the “Derivative Actions”); stockholders Rita Azrelyant (“Azrelyant”) and Lydia Grech (“Grech”) (the “Stockholders,” and collectively with Derivative Plaintiffs, the “Plaintiffs”), who made separate inspection demands pursuant to 8 Del. C. § 220 (“Section 220”) and a joint litigation demand (the “Demands”) on Inovio Pharmaceuticals, Inc. (“Inovio” or the “Company”); (2) individual defendants J. Joseph Kim, Simon X. Benito, Angel Cabrera, Ann C. Miller, Jay P. Shepard, David B. Weiner, Wendy L. Yarno, Lota S. Zoth, Peter D. Kies, Robert J. Juba, Jr., Jacqueline Shea, Michael W. Cordera, and Laurent Humeau (collectively the “Individual Defendants”); and (3) nominal defendant Inovio (together with the Individual Defendants, “Defendants”) (the “Settling Parties” refers collectively to Plaintiffs and Defendants).

This Stipulation, subject to the approval of the Court, is intended to fully, finally, and forever resolve, discharge, and settle any and all Released Claims (as defined herein) upon the terms and subject to the conditions set forth herein.

I.	FACTUAL AND PROCEDURAL BACKGROUND

Plaintiffs allege that, inter alia, between February 14, 2020 and September 28, 2020, at least, the Individual Defendants breached their fiduciary duties by issuing and/or causing the Company to issue false and misleading statements and omissions to the public regarding the Company’s COVID-19 vaccine candidate (“INO-4800”), the amount of time it took the Company to develop INO-4800, and Inovio’s capacity to manufacture the vaccine, by failing to maintain adequate internal controls, and by engaging in improper insider selling.

A.	The Securities Class Action

On March 12, 2020, several Inovio stockholders filed a securities class action in the Court against the Company and defendant J. Joseph Kim for violations of the Securities Exchange Act of 1934 (the “Exchange Act”) alleging substantially the same false and misleading statements that are alleged in the Derivative Actions and Demands, captioned McDermid v. Inovio Pharmaceuticals, Inc., et al., Case No. 2:20-cv-01402 (the “Securities Class Action”). On February 16, 2021, Judge Gerald J. Pappert denied, in part, a motion to dismiss in the Securities Class Action. (Securities Class Action, ECF No. 86). Following several amendments and a renewed motion to dismiss (Securities Class Action, ECF No. 60, 68, 129), the parties to the Securities Class Action executed a Stipulation of Settlement on August 22, 2022. (Securities Class Action, ECF No. 149-1).

B.	The Federal Action

On April 20, 2020, plaintiff Beheshti filed a Verified Shareholder Derivative Complaint on behalf of Inovio against defendants J. Joseph Kim, Simon X. Benito, Angel Cabrera, Ann C. Miller, Jay P. Shepard, David B. Weiner, Wendy L. Yarno, and Lota S. Zoth (the “Federal Action Defendants”) in the Federal Action, formerly captioned Beheshti v. Kim, et al., Case No. 2:20-cv-01962, asserting claims for breaches of fiduciary duty, unjust enrichment, and for violations of the Exchange Act. (ECF No. 1). On June 5, 2020, plaintiff Beheshti and the Federal Action Defendants filed a stipulation to stay the case until the entry of an order denying the motion to dismiss the amended complaint in the related Securities Class Action. (ECF No. 3). The Court entered an order staying the case the same day. (ECF No. 4).

On June 12, 2020, plaintiff Isman filed a Verified Shareholder Derivative Complaint on behalf of Inovio in the Court against defendants Simon X. Benito, J. Joseph Kim, Ann C. Miller, Jay P. Shepard, David B. Weiner, Wendy L. Yarno, and Lota S. Zoth in an action captioned Isman v. Benito, et al., Case No. 2:20-cv-02817-GJP (the “Isman Action”), asserting claims substantially similar to those in the Federal Action. (Isman Action, ECF No. 1).

On June 15, 2020, plaintiffs Devarakonda and Foster filed a Verified Shareholder Derivative Complaint on behalf of Inovio in the Court against the Federal Action Defendants in an action captioned Devarakonda, et al. v. Kim, Case No. 2:20-cv-02829-GJP (the “Devarakonda Action”), asserting claims substantially similar to those in the Federal and Isman Actions. (Devarakonda Action, ECF No. 1).

On July 7, 2020, plaintiff Fettig filed a Verified Shareholder Derivative Complaint on behalf of Inovio in the Court against the Federal Action Defendants in an action captioned Fettig v. Kim, et al., Case No. 2:20-cv-03316 (the “Fettig Action”), asserting claims substantially similar to those in the Federal, Isman, and Devarakonda Actions. (Fettig Action, ECF No. 1).

On July 14, 2020, plaintiffs Beheshti, Isman, and Devarakonda, filed a joint motion to consolidate their three derivative actions and appoint The Brown Law Firm, P.C. and Gainey McKenna & Egleston as plaintiffs’ co-lead counsel. (ECF No. 5). On July 21, 2020, the Court issued an order consolidating those three actions into the lead case, captioned In re Inovio Pharmaceuticals, Inc. Derivative Litigation, Lead Case No. 2:20-cv-01962-GJP (E.D. Pa.) (the “Federal Action”), and appointing The Brown Law Firm, P.C. and Gainey McKenna & Egleston as plaintiffs’ co-lead counsel. (ECF No. 6).

On August 27, 2020, the Court issued an order consolidating the Fettig Action with the Federal Action. (ECF No. 7). The Federal Action was thereafter stayed pursuant to the terms set forth in the order entered by the Court on June 5, 2020. (ECF No. 4).

C.	The Delaware Chancery Action

On July 28, 2020, plaintiff Schumacher sent an inspection demand to Inovio pursuant to Section 220, seeking to exercise his right as a stockholder to inspect specific books and records relating to the development and manufacture of INO-4800, as well as the public statements concerning the production and FDA approval timeline for INO-4800. In response to the Section 220 demand, Inovio produced more than 1,400 pages of internal, Board-level documents to plaintiff Schumacher.

On March 28, 2022, plaintiff Schumacher filed a Verified Stockholder Derivative Complaint incorporating information from the documents produced pursuant to the Section 220 demand, under seal in the Delaware Chancery Action on behalf of Inovio against defendants Simon X. Benito, J. Joseph Kim, Ann C. Miller, Jay Shepard, David B. Weiner, Wendy L. Yarno, Lota S. Zoth, and Angel Cabrera in the Delaware Court of Chancery, alleging, inter alia, breaches of fiduciary duty and unjust enrichment. (Delaware Chancery Action, Trans. ID 67430261).

On March 31, 2022, plaintiff Schumacher filed a public version of his Verified Stockholder Derivative Complaint, redacting information from the confidential materials produced pursuant to the Section 220 demand cited in his complaint. (Delaware Chancery Action, Trans. ID 67443918).

On May 3, 2022, the parties in the Delaware Chancery Action filed a stipulation with the Delaware Court of Chancery requesting the court to stay the Delaware Chancery Action pending resolution of a motion to dismiss in the Securities Class Action, which the court granted the following day. (Delaware Chancery Action, Trans. ID 67581727, 67586977).

On September 2, 2022, plaintiff Schumacher informed defense counsel in the Delaware Chancery Action that, pursuant to paragraph 2 of the May 4, 2022 stipulation, he no longer consented to the stay in light of the settlement of the Securities Class Action. (Delaware Chancery Action, Trans. ID 68261568).

On October 17, 2022, the parties in the Delaware Chancery Action filed a status report, advising the Delaware Court of Chancery that plaintiff Schumacher had terminated the stay and that the parties were meeting and conferring about a mutually agreeable schedule. (Delaware Chancery Action, Trans. ID 68261568).

Following additional discussions, on November 14, 2022, the parties informed the Delaware Court of Chancery of their agreement to submit the Delaware Chancery Action to mediation in January 2023. (Delaware Chancery Action, Trans. ID 68383283). On February 15, 2023, the parties informed the Delaware Court of Chancery of their continuing discussions regarding a resolution. (Delaware Chancery Action, Trans. ID 69159066).

D.	The Demands

On March 26, 2021, Grech sent an inspection demand to Inovio pursuant to Section 220, seeking to exercise her right as a stockholder to inspect specific books and records relating to the development and manufacture of INO-4800, as well as the public statements concerning the production and FDA approval timeline for INO-4800. In response, Inovio produced over 1,400 pages of internal, Board-level documents to Grech.

On April 16, 2021, Azrelyant sent an inspection demand to Inovio pursuant to Section 220, seeking to exercise her right as a stockholder to inspect specific books and records relating to the development and manufacture of INO-4800, as well as the public statements concerning the production and FDA approval timeline for INO-4800. In response, Inovio produced over 1,400 pages of internal, Board-level documents to Azrelyant. Counsel for Grech and Azrelyant subsequently agreed to work together and, on September 15, 2021, served a joint litigation demand on the Board to investigate and bring action against the Individual Defendants for, inter alia, breach of their fiduciary duties. In response to the Demands, counsel for Inovio’s Board secured tolling agreements with each of the individuals alleged to have breached their fiduciary duties. Additionally, the Board deferred its investigation pending resolution of the various related securities and derivative litigation matters.

E.	Settlement Negotiations

On October 18, 2021, the Federal Plaintiffs sent a settlement demand letter to Defendants that, inter alia, proposed a settlement framework that included a comprehensive set of corporate governance reforms designed to address the governance deficiencies that resulted in the wrongdoing alleged in the Federal Action complaints.

In December 2022, Plaintiffs and Defendants agreed to mediate the Derivative Actions and Demands to attempt to resolve the claims and potential claims asserted therein. The mediation was set for January 18, 2023, with Michelle Yoshida, Esq. (the “Mediator”), an experienced mediator with Phillips ADR.

On December 20, 2022, Plaintiffs sent a global settlement demand letter to Defendants that, inter alia, proposed a settlement framework that included a comprehensive set of corporate governance reforms designed to address the governance deficiencies alleged in the Derivative Actions and Demands.

On January 10, 2023, in anticipation of the mediation, Plaintiffs submitted a joint mediation statement to Defendants and the Mediator, addressing relevant arguments and allegations in the Derivative Actions and Demands. That same day, Defendants provided Plaintiffs and the Mediator with their own mediation statement.

On January 18, 2023, Plaintiffs and Defendants participated in the full-day mediation, in which some participants attended in person and others attended remotely. That day, the Settling Parties were able to reach an agreement in principle on the substantive terms of the settlement, including the corporate governance reforms that Inovio would adopt as consideration for the settlement as reflected in the term sheet attached hereto as Exhibit A (the “Corporate Governance Reforms”).

Following the Settling Parties’ agreement in principle on the substantive terms of the settlement, the Settling Parties separately negotiated the attorneys’ fees and expenses to be paid to counsel for the Stockholders in consideration of the substantial benefits achieved for the Company through their efforts. On February 17, 2023, the Settling Parties accepted a double-blind mediator’s proposal for Inovio to pay $1,175,000.00 in attorneys’ fees and expenses to Plaintiffs, subject to Court approval.

II.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the derivative claims in the Derivative Actions and the potential claims in the Demands have substantial merit, and Plaintiffs’ entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims or potential claims alleged in the Derivative Actions or Demands. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute derivative claims against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as derivative actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Derivative Actions and the Demands.

Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing and analyzing Inovio press releases, public statements, filings with the U.S. Securities and Exchange Commission (“SEC”); (ii) reviewing and analyzing securities analysts’ reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings contained in the Securities Class Action; (iv) researching the applicable law with respect to the claims alleged and the potential defenses thereto; (v) preparing and filing initial complaints in the Derivative Actions; (vi) researching, preparing and sending the Demands and related correspondence; (vii) reviewing internal documents produced by the Company pursuant to the Section 220 demands; (viii) researching and evaluating factual and legal issues relevant to the claims; (ix) engaging in settlement negotiations with Defendants’ counsel regarding the specific facts, and perceived strengths and weaknesses of the Derivative Actions and the Demands, and other issues in an effort to facilitate negotiations; (x) researching the Company’s corporate governance structure in connection with settlement efforts; (xi) preparing comprehensive written settlement demands and modified demands over the course of the Settling Parties’ settlement negotiations; (xii) preparing a mediation statement; (xiii) participating in the full-day mediation; and (xiv) negotiating and drafting this comprehensive Stipulation.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Inovio. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Inovio and its shareholders, and have agreed to settle the Derivative Actions and the Demands upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants deny that they have committed or engaged in any wrongdoing or violation of law whatsoever. Defendants further deny each and all of the claims and contentions alleged by Plaintiffs in the Derivative Actions and the Demands. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Derivative Actions or the Demands.

Nonetheless, Defendants have concluded that it is desirable for the Derivative Actions and the Demands to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex derivative actions. Defendants have, therefore, determined that it is in the best interests of Inovio for the Derivative Actions and the Demands to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the Settling Parties from the Settlement, and subject to the approval of the Court, that the Released Claims shall be finally and fully compromised, settled, and released, and the Derivative Actions shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1.	DEFINITIONS

As used in this Stipulation, the following terms have the meanings specified below:

1.1    “Board” means the Board of Directors of Inovio.

1.2    “Corporate Governance Reforms” means the corporate governance measures set forth in Exhibit A attached hereto, which the Company shall adopt, implement, and maintain, pursuant to and in accordance with this Stipulation.

1.3    “Court” means the United States District Court for the Eastern District of Pennsylvania.

1.4    “Current Inovio Stockholders” means any Person or Persons who are record or beneficial owners of Inovio stock as of the date of this Stipulation, excluding the Individual Defendants, the officers and directors of Inovio, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which any of the Individual Defendants has or has had a controlling interest.

1.5    “Defendants” means the Individual Defendants and nominal defendant, Inovio.

1.6    “Defendants’ Counsel” means Cooley LLP.

1.7    “Defendants’ Released Claims” means all claims or causes of action (including known and Unknown Claims), including, but not limited to, any claims for damages, injunctive relief, interest, attorneys’ fees, expert, or consulting fees, and any and all other costs, expenses, or liabilities whatsoever, that could be asserted in any forum by any of the Released Persons against Defendants’ Released Persons, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions, Demands or the Released Claims. “Defendants’ Released Claims” shall not include claims to enforce the terms of the Stipulation and/or the Judgment.

1.8    “Defendants’ Released Persons” means Plaintiffs, Plaintiffs’ Counsel, and each and all of their past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other Person or entity acting or purporting to act for or on behalf of any Plaintiff or any counsel for any Plaintiff, and each of their respective predecessors, successors, and assigns, Inovio, and all Inovio stockholders (solely in their capacity as Inovio stockholders).

1.9    “Demands” means the respective inspection demands for books and records made by stockholders, Rita Azrelyant and Lydia Grech, on Inovio pursuant to 8 Del. C. § 220 and the joint litigation demand made by the Stockholders on the Board.

1.10    “Derivative Actions” means the above-captioned consolidated shareholder derivative action and the shareholder derivative action captioned Schumacher v. Benito, et al., C.A. No. 2022-0292-KJSM, pending in the Delaware Court of Chancery.

1.11    “Derivative Plaintiffs” means Pedram Beheshti, Arthur Isman, Krishna Kishor Devarakonda, Brian Foster, Brandon Fettig, and Leo Schumacher.

1.12    “Effective Date” means the date by which all of the events and conditions specified in paragraph IV (6.1) have been met and occurred.

1.13    “Federal Plaintiffs” means Pedram Beheshti, Arthur Isman, Krishna Kishor Devarakonda, Brian Foster, and Brandon Fettig.

1.14    “Federal Plaintiffs’ Counsel” means The Brown Law Firm, P.C. and Gainey McKenna & Egleston, as co-lead counsel for the Federal Plaintiffs; The Rosen Law Firm, P.A., as additional counsel for Federal Plaintiffs Krishna Kishor Devarakonda and Brian Foster; and Levi & Korsinsky, LLP, as additional counsel for Federal Plaintiff Brandon Fettig.

1.15    “Final” means the expiration of all time to seek appeal or other review of the Judgment (defined herein), or if any appeal or other review of such Judgment is filed and not dismissed, after such Judgment is upheld on appeal in all material respects and is no longer subject to appeal, reargument, or review by writ of certiorari or otherwise. However, any appeal or proceeding seeking subsequent review pertaining solely to an order issued with respect to attorneys’ fees, costs, or expenses shall not in any way delay or preclude the Judgment from becoming Final.

1.16    “Individual Defendants” means J. Joseph Kim, Simon X. Benito, Angel Cabrera, Ann C. Miller, Jay P. Shepard, David B. Weiner, Wendy L. Yarno, Lota S. Zoth, Peter D. Kies, Robert J. Juba, Jr., Jacqueline Shea, Michael W. Cordera, and Laurent Humeau.

1.17    “Inovio” or the “Company” means nominal defendant Inovio Pharmaceuticals, Inc. and its affiliates, subsidiaries, predecessors, successors, and assigns.

1.18    “Judgment” means the Order and Final Judgment entered by the Court that dismisses the Federal Action pursuant to the Settlement, substantially in the form of Exhibit D attached hereto.

1.19    “Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions, substantially in the form of Exhibit C attached hereto.

1.20    “Person” means any natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.

1.21    “Plaintiffs” means Derivative Plaintiffs Pedram Beheshti, Arthur Isman, Krishna Kishor Devarakonda, Brian Foster, Brandon Fettig, Leo Schumacher, and Stockholders Rita Azrelyant and Lydia Grech.

1.22    “Plaintiffs’ Counsel” means The Brown Law Firm, P.C. and Gainey McKenna & Egleston, as co-lead counsel for the Federal Plaintiffs; The Rosen Law Firm, P.A., as additional counsel for Federal Plaintiffs Krishna Kishor Devarakonda and Brian Foster; Levi & Korsinsky, LLP, as additional counsel for Federal Plaintiff Brandon Fettig; Rigrodsky Law, P.A. as counsel for Plaintiff Leo Schumacher; Pomerantz LLP, as counsel for Lydia Grech; and Shuman Glenn & Stecker, as counsel for Rita Azrelyant.

1.23    “Plaintiffs Releasing Parties” means Plaintiffs, Inovio, and each and every Inovio stockholder, for themselves and derivatively on behalf of Inovio, and for their heirs, successors, representatives, assigns, and beneficiaries, and for any Person or entity that could assert any of the Released Claims on their behalf.

1.24    “Preliminary Approval Order” means the [Proposed] Preliminary Approval Order entered by the Court that preliminarily approves the Settlement, authorizes the form and manner of providing notice of the Settlement to Current Inovio Stockholders, and sets a date for the Settlement Hearing, substantially in the form of Exhibit B attached hereto.

1.25    “Released Claims” means all claims or causes of action (including known and Unknown Claims), including, but not limited to, any claims for damages, injunctive relief, interest, attorneys’ fees, expert, or consulting fees, and any and all other costs, expenses, sums of money, or liabilities whatsoever, against any of the Released Persons that: (i) were asserted or could have been asserted derivatively in the Derivative Actions or Demands; (ii) would have been barred by res judicata had the Derivative Actions been fully litigated to final judgment; (iii) that have been, could have been, or could in the future be, asserted derivatively in any forum or proceeding or otherwise against any of the Released Persons that concern, are based upon, involve, or arise out of, or relate to any of the subject matters, allegations, transactions, facts, events, occurrences, disclosures, representations, statements, omissions alleged, acts, failures to act, alleged mismanagement, misconduct, concealment, alleged misrepresentations, alleged violations of local, state or federal law, sale of stock, or other matters involved, set forth, or referred to, or could have been alleged in or encompassed by, the complaints in the Derivative Actions or Demands; or (iv) arise out of, relate to, or concern the defense, settlement, or resolution of the Derivative Actions, Demands or the Released Claims. “Released Claims” shall not include: (i) claims to enforce the terms of the Stipulation and/or the Judgment; or (ii) exclusively direct claims (i.e., as opposed to derivative claims) stockholders other than the Plaintiffs may have in an individual capacity against Defendants.

1.26    “Released Persons” means Defendants’ Counsel and each of Defendants and each and all of their past, present, or future family members, spouses, domestic partners, associates, affiliates, subsidiaries, parents, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other Person or entity acting or purporting to act for or on behalf of any Defendant, and each of their respective predecessors, successors, and assigns.

1.27    “Settlement” means the settlement and compromise of the Derivative Actions and the Demands as provided for in this Stipulation.

1.28    “Settlement Hearing” means the hearing set by the Court to consider final approval of the Settlement.

1.29    “Settling Parties” means Plaintiffs, Individual Defendants, and Inovio.

1.30    “Stockholders” means Inovio stockholders Rita Azrelyant and Lydia Grech.

1.31    “Unknown Claims” means any Released Claim(s) that any of the Plaintiffs Releasing Parties does not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons or might have affected his, her, or its decision whether to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs Releasing Parties shall expressly waive and relinquish, and each Current Inovio Stockholder shall be deemed to have and by operation of the Judgment shall have expressly waived and relinquished to the fullest extent permitted by law, the provisions, rights and benefits conferred by and under California Civil Code § 1542, and any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Plaintiffs Releasing Parties acknowledge that they and Current Inovio Stockholders may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties that the Plaintiffs Releasing Parties and all Current Inovio Stockholders shall be deemed to and by operation of the Judgment shall completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, upon any theory of law or equity now existing or coming into existence in the future, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

2.	TERMS OF THE SETTLEMENT

2.1    Within thirty (30) days of the Effective Date, the Board shall adopt resolutions and amend Board committee charters, corporate governance documents, and/or the Company’s Bylaws1 to ensure the adoption, implementation, and maintenance of the Corporate Governance Reforms, which are set forth in Exhibit A attached hereto, and which shall remain in effect for no less than five (5) years.

[1]	The term “Bylaws” refers to the Amended and Restated Bylaws of Inovio Pharmaceuticals, Inc. a Delaware corporation (adopted August 10, 2011), as amended through January 18, 2023.

2.2    Inovio acknowledges and agrees that the initiation, pendency, and settlement of the Derivative Actions and Demands was the primary cause of the Company’s decision to adopt, implement, and maintain the Corporate Governance Reforms. Inovio also acknowledges and agrees that the Corporate Governance Reforms confer substantial benefits to Inovio and Inovio’s shareholders.

3.	APPROVAL AND NOTICE

3.1    As soon as practicable, the Federal Plaintiffs shall submit this Stipulation together with its exhibits to the Court and shall jointly apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Inovio Stockholders; and (iii) a date for the Settlement Hearing.

3.2    Within ten (10) days after the entry of an order by the Court preliminarily approving the settlement, Inovio shall: (1) post a copy of the Notice and the Stipulation and exhibits thereto on the investor relations page of the Company’s website; (2) publish the Notice in Investor’s Business Daily or issue a press release with GlobeNewswire; and (3) file with the SEC the Notice and Stipulation and exhibits thereto as exhibits to an SEC Form 8-K. The Notice shall provide a link to the investor relations page on Inovio’s website where the Notice and Stipulation and exhibits thereto may be viewed, which page will be maintained through the date of the Settlement Hearing. Inovio shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement set forth in this paragraph or as otherwise required by the Court. The Settling Parties believe the form and manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Inovio stockholders pursuant to applicable law and due process.

3.3    Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Current Inovio Stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons.

4.	ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES

4.1     In consideration of the substantial benefits conferred upon Inovio by the Corporate Governance Reforms as a direct result of Plaintiffs’ and Plaintiffs’ Counsel’s efforts in connection with the Derivative Actions and the Demands, and subject to Court approval, the Company shall pay to Plaintiffs’ Counsel, collectively, their attorneys’ fees and costs in the amount of one million one hundred seventy-five thousand dollars ($1,175,000.00) (the “Fee and Expense Amount”).

4.2    The Fee and Expense Amount shall be paid to The Brown Law Firm, P.C.’s escrow account (the “Escrow Account”) within twenty (20) days after: (i) the date of entry of the Preliminary Approval Order, or (ii) the date on which Plaintiffs’ Counsel provides written payment instructions and a W-9 form to Defendants’ Counsel (whichever is later), and which amount, to the extent approved by the Court, shall be released from the Escrow Account once the Court enters the Judgment and an order approving the Fee and Expense Amount, notwithstanding any potential appeals, to Plaintiffs’ Counsel, pursuant to an allocation agreed to by Plaintiffs’ Counsel. Plaintiffs’ Counsel shall make no request to the Court for (and hereby release any right they may otherwise have to seek) attorneys’ fees and/or costs beyond the Fee and Expense Amount.

4.3    In the event that the Judgment fails to become Final as defined in paragraph IV (¶1.12), or to the extent that the Court does not approve Plaintiffs’ Counsel’s application for an award of attorneys’ fees and costs in the full amount of the Fee and Expense Amount, Plaintiffs’ Counsel must refund the Fee and Expense Amount to Inovio within 30 days from receiving notice from Defendants’ Counsel or from a court of appropriate jurisdiction.

4.4    Plaintiffs’ Counsel may apply to the Court for service awards of up to one thousand five hundred dollars ($1,500.00) for each of the Plaintiffs to be paid from the Fee and Expense Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Derivative Actions and the Demands (the “Service Awards”). Defendants shall not object to the application for the Service Awards.

4.5    The procedure for and the allowance or disallowance by the Court of any application by Plaintiffs’ Counsel for fees and costs are not part of this Settlement, and are to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness, and adequacy of the Settlement. The Court’s awarding of any fees and costs is not a necessary term of this Settlement, and it is not a condition of this Settlement that Plaintiffs’ Counsel’s application(s) for such fees and costs be approved by the Court in the amount of the Fee and Expense Amount or in any other amount whatsoever.

5.	RELEASES

5.1    Within five (5) days after the Effective Date, the parties in the Delaware Chancery Action will file a stipulation of dismissal with prejudice in the Delaware Chancery Action.

5.2    Upon the Effective Date, the Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or the Judgment.

5.3    Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Defendants’ Released Persons from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Defendants’ Released Persons with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Defendants’ Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment.

6.	CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION

6.1    The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a.    Court approval of the content and method of providing notice of the proposed Settlement to Current Inovio Stockholders, and the subsequent dissemination of the notice of the proposed Settlement to Current Inovio Stockholders;

b.    Court entry of the Judgment, in all material respects in the form set forth as Exhibit D annexed hereto, approving the Settlement and dismissing the Federal Action with prejudice, without awarding costs to any party, except as provided herein;

c.     payment of the Fee and Expense Amount in accordance with paragraph IV (4.2); and

d.    the passing of the date upon which the Judgment becomes Final.

6.2    If any of the conditions specified above in paragraph IV (6.1) are not met, then this Stipulation shall be canceled and terminated subject to paragraph IV (6.3), unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.

6.3    If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Settling Parties shall be restored to their respective positions in the Derivative Actions and the Demands as of the date of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount, if paid to Plaintiffs’ Counsel, shall be refunded and returned within thirty (30) days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Actions, the Demands, or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Actions, the Demands, or in any other proceeding for any purpose.

7.	MISCELLANEOUS PROVISIONS

7.1    The Settling Parties: (i) acknowledge that it is their intent to consummate the Settlement; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Settlement and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of the Settlement. In the event that any dispute arises between the Settling Parties regarding such efforts, they shall attempt to resolve the dispute in good faith.

7.2    In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

7.3    The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Actions, the Demands, and any and all claims released herein.

7.4    Nothing in this Stipulation, or any other settlement-related documents or communications, constitutes an admission that any claim which was brought or could have been brought in the Derivative Actions or asserted in the Demands has or lacks any merit whatsoever, or that Defendants have committed or engaged in any violation of law or wrongdoing whatsoever.

7.5    This Stipulation shall not be deemed to prejudice any of the positions of any of the Settling Parties.

7.6    Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment (defined herein), nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement, is, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

7.7     Defendants may file this Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.8    This Settlement may not be terminated, modified, or amended, except by an agreement in writing signed by the Settling Parties.

7.9    This Stipulation shall be construed as if the Settling Parties collectively prepared it, and any uncertainty or ambiguity shall not be interpreted against any of the Settling Parties.

7.10    This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Pennsylvania, and shall be governed by, construed, and enforced in accordance with the laws of the State of Pennsylvania without regard to any state’s principles, policies, or provisions governing choice of law.

7.11    This Stipulation and the exhibits attached hereto contain the entire understanding of the Settling Parties concerning the subject matter hereof and supersede any and all prior agreements, discussions, or negotiations of the Settling Parties, whether oral or in writing.

7.12    The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein. In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.13    This Settlement may be executed in any number of counterparts with the same effect as if all Settling Parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument. A facsimile or electronic (e.g., PDF format) copy of this Settlement as executed shall be deemed an original.

7.14    Subject to, and conditional on, the Court’s final approval of the Settlement contemplated herein, the Settling Parties agree that each has complied fully with the applicable requirements of good faith litigation. The Settling Parties shall not take the position that the Derivative Actions or the Demands were brought or defended in bad faith or in violation of Rule 11 of the Federal Rules of Civil Procedure or its state law counterparts.

7.15    No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.16    In the event any proceedings by or on behalf of Inovio, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of Inovio, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

7.17    Any planned, proposed, or actual sale, merger, or change-in-control of Inovio shall not void this Stipulation. The Stipulation shall run to the Settling Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of Inovio, the Settling Parties shall continue to seek court approval of the Settlement expeditiously, including without limitation the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.

7.18    Any dispute arising out of or relating to the Settlement shall be resolved by the Mediator, or by a mutually agreed upon private neutral, first by way of mediation and, if unsuccessful, then by way of final, binding, non-appealable resolution.

7.19    The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duty authorized attorneys and dated March 31, 2023.

Agreed to this 31 day of March, 2023:

THE BROWN LAW FIRM, P.C.		COOLEY LLP

By:	/s/ Timothy Brown	By:	/s/ Koji Fukumura
Timothy Brown		Koji Fukumura
767 Third Avenue, Suite 2501		4401 Eastgate Mall
New York, NY 10017		San Diego, CA 92121

GAINEY MCKENNA & EGLESTON		Counsel for Defendants

By:	/s/ Thomas J. McKenna
Thomas J. McKenna
Gregory M. Egleston
501 Fifth Avenue, 19th Floor
New York, NY 10017

Co-Lead Counsel for the Federal Plaintiffs

THE ROSEN LAW FIRM, P.A.

By:	/s/ Phillip Kim
Phillip Kim
Erica Stone
275 Madison Avenue, 40th Floor
New York, NY 10016

Additional Counsel for Federal Plaintiffs Krishna Kishor Devarakonda and Brian Foster

LEVI & KORSINSKY, LLP

By:	/s/ Gregory M. Nespole
Gregory M. Nespole
55 Broadway, 10th Floor
New York, NY 10006

Additional Counsel for Federal Plaintiff Brandon Fettig

RIGRODSKY LAW, P.A.

By:	/s/ Timothy J. MacFall
Seth D. Rigrodsky
Timothy J. MacFall
Herbert Mondros
Vincent A. Licata
300 Delaware Avenue, Suite 210
Wilmington, DE 19801

Counsel for Plaintiff Leo Schumacher

POMERANTZ LLP

By:	/s/ Gustavo F. Bruckner
Gustavo F. Bruckner
600 Third Avenue
New York, NY 10016

Counsel for Stockholder Lydia Grech

SHUMAN GLENN & STECKER

By:	/s/ Rusty E. Glenn
Rusty E. Glenn
Brett D. Stecker
600 17th Street, Suite 2800 South
Denver, CO 80202

Counsel for Stockholder Rita Azrelyant

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF PENNSYLVANIA

IN RE INOVIO PHARMACEUTICALS, INC. DERIVATIVE LITIGATION	Lead Case No. 2:20-cv-01962-GJP EXHIBIT A

CORPORATE GOVERNANCE REFORMS

Within thirty (30) days of the Effective Date as defined in the Stipulation of Settlement dated March 31, 2023, Inovio’s Board shall adopt resolutions and amend Board committee charters, corporate governance documents, and/or the Company’s Bylaws1 to ensure the adoption, implementation, and maintenance of the following Reforms, which shall remain in effect for no less than five (5) years.

Inovio acknowledges and agrees that the initiation, pendency, and settlement of the Derivative Matters was the primary cause of the Company’s decision to adopt, implement, and maintain the Reforms. Inovio also acknowledges and agrees that the Reforms confer substantial benefits to Inovio and Inovio’s shareholders.

1. ESTABLISHMENT OF A SCIENCE REVIEW AND OVERSIGHT COMMITTEE

The Board shall establish a new Science Review and Oversight Committee (“Science Committee”) with board-level oversight of the Company’s research and development strategy (including any collaboration agreements, and changes in technology and/or therapeutic focus), disclosure of results of clinical trials and clinical holds, and all material related activities. The Science Committee shall be comprised of at least two (2) independent directors. The Company’s Chief Executive Officer (“CEO”) shall provide a report to the Science Committee. The Science Committee shall have standing authority to retain separate and independent advisors at the Company’s expense to provide advice and counsel on significant or material developments arising out of the Company’s clinical trials, tests, or other studies or analyses, and related risk issues and disclosure obligations with respect to the Company’s public statements and filings with the U.S. Securities and Exchange Commission (“SEC”). The Science Committee’s Chair shall have free and open access to the Company’s scientific and executive personnel, including the Company’s Scientific Advisory Board. The Science Committee shall meet at least quarterly, or more frequently as necessary to carry out the following responsibilities:

(a) Discuss with management the Company’s ongoing relationship and formal communications with the FDA and other relevant agencies, including foreign regulators outside of the U.S.;

(b) Discuss with management the Company’s compliance with any agreements, protocols, or understandings with the FDA or other relevant agencies governing the conduct of clinical trials, tests, or other studies or analyses, and evaluating the need for remedial action and/or disclosures to address any significant or material deviations with any agreements or other understandings with the relevant agencies;

(c) Discuss with management the design, conduct and reporting of results and data for all clinical trials, or data compilations or analyses intended to form the basis for new drug applications to any governing regulatory agency, with particular focus on any agreements, protocols, understandings with or advice or recommendations by any reviewing regulatory agency; and

[1]

The term “Bylaws” refers to the Amended and Restated Bylaws of Inovio Pharmaceuticals, Inc. a Delaware corporation (Adopted August 10, 2011), as amended through the date of the acceptance of this agreement.

(d) Preparing a bi-annual report to the full Board regarding all clinical trials underway, including but not limited to, all significant clinical data, results, studies, or analyses of drug safety and efficacy and all significant communications with reviewing regulatory agencies relating thereto.

2. CREATION OF A DISCLOSURE COMMITTEE POLICY

The Company shall draft a policy establishing effective procedures and protocols at the Company relating to material Generally Accepted Accounting Principles (“GAAP”) and non- GAAP financial disclosures to ensure that all of the Company’s significant public statements, including without limitation, SEC filings, material press releases, are reviewed for accuracy, integrity, and completeness; and for reviewing with management its ongoing compliance with these protocols and procedures.

The Disclosure Committee members shall consist of, at least, the Company’s Chief Scientific Officer, Chief Medical Officer, and, to the extent necessary, their designees; and one other senior officer with day-to-day oversight of the key functional areas of the Company. After the Disclosure Committee’s review and approval of at-issue disclosures, the Chair will consult with the CEO and, to the extent relevant, the CFO, about the disclosures and obtain their approval prior to the disclosure’s dissemination to the public. The Disclosure Committee shall, among other responsibilities:

(a) Establish procedures and review timelines relating to the preparation and filing of the Company’s quarterly earnings press releases and periodic SEC reports, including disclosure policies and lines of communication to ensure that relevant Company personnel timely report to the Disclosure Committee information potentially requiring disclosure, in coordination with other groups within the Company as appropriate;

(b) Review the Company’s periodic filings with the SEC (including, but not limited to the Company’s Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements), registration statements, correspondence to shareholders, and presentations to analysts and investors, and other information material to the Company’s shareholders;

(c) In conducting such review, coordinate with other Company senior officers, independent accountants, internal auditors, outside legal counsel, and the Audit Committee, as necessary;

(d) At least annually review and assess the Company’s non-financial metrics disclosed in its SEC filings.

3. IMPROVEMENTS TO THE AUDIT COMMITTEE

Inovio shall adopt a resolution to amend its Audit Committee Charter. The amended Audit Committee Charter shall be posted on the Company’s website. The Audit Committee Charter shall be amended as follows:

(a) The Audit Committee shall meet at least four (4) times annually and in separate executive sessions with the Company’s management, independent auditor, and Disclosure Committee in carrying out its duties. The CFO will not be present at such meetings. The Audit Committee shall meet quarterly in separate sessions with the Company’s General Counsel and outside counsel to review any legal matters pertinent to carrying out its duties; and

(b) The Audit Committee shall annually receive a report listing all trades in Inovio securities engaged in by Section 16 officers.

4. INSIDER TRADING CONTROLS

Inovio currently maintains both an Insider Trading Policy and a Pre-Clearance and Blackout Policy (referred to collectively herein as the “Insider Trading Policies”), provides Company personnel with a memorandum summarizing the Insider Trading Policies, and requires Company personnel to sign a certification acknowledging that they have read, understand, and will comply with the Insider Trading Policies. The Insider Trading Policies are available on the Company website.

In addition to the Insider Trading Policies, Inovio has approved Rule 10b5-1 Trading Plan Guidelines (the “Trading Plan Guidelines”). The Trading Plan Guidelines will be amended as follows:

(a) Inovio’s directors, executive officers, EVPs, SVPs and VPs will be strongly encouraged to adopt a Rule 10b5-1 trading plan (a “Trading Plan”) to govern all trades they make involving Inovio securities;

(b) Trading Plans must be in writing and signed by the participant establishing the plan. Inovio will keep a copy of each Trading Plan;

(c) Participants must enter into a plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1, the Insider Trading Policies or any other insider trading prohibitions;

(d) Trading Plans must include a representation that, at the time of adoption, the participant does not possess any material non-public information about Inovio;

(e) Trading Plans for directors and executive officers shall prohibit the commencement of trading until the later of (i) 90 days following a Trading Plan’s adoption or (ii) two business days following the disclosure of Inovio’s financial results with the SEC for the fiscal quarter in which the Trading Plan was adopted, not to exceed 120 days;

(f) Trading Plans for individuals who are not directors or executive officers shall prohibit the commencement of trading until 30 days following a Trading Plan’s adoption;

(g) Trading Plans shall require that trading be conducted according to specific instructions or formulae with regard to amount, price, and date of transactions (i.e., an insider may not give his or her broker the right to determine whether and how to make transactions);

(h) Modifications or changes to the number of securities to be purchased or sold, the price of timing of the purchase or sales of securities, or a modification or change to the formula, algorithm, or computer program that affects the amount, price, or timing of the purchase or sale of securities will be considered a termination of the original plan and adoption of a new 10b5-1 plan, triggering a new cooling-off period pursuant to paragraph (f) or (g) above, as applicable;

(i) Trading Plans shall have a minimum length of six (6) months and shall not be longer than twenty-four (24) months;

(j) Participants may not have multiple overlapping Trading Plans for open market purchases or sales of Inovio securities of the issuer during the same period; provided that the foregoing restriction on overlapping plans will not prohibit a separate plan that instructs a broker or agent to sell securities to satisfy income tax withholding obligations arising in connection with the vesting (and settlement) of certain compensatory equity awards, including restricted stock and restricted stock units, often referred to as “sell-to-cover” plans, where the individual does not otherwise exercise control over the timing of such sales;

(k) Participants may not have more than one Trading Plan covering a single open market transaction during any rolling 12-month period; provided that the foregoing restriction on single-trade plans will not apply to “sell-to-cover” plans entered into for the purpose of selling securities to cover tax-withholding obligations related to the vesting of equity compensation;

(l) Trading Plans entered into by directors and executive officers, including the aggregate number of shares involved, shall be publicly disclosed, if and when required, in accordance with Item 408 of Regulation S-K adopted by the SEC; and

(m) Section 16 reports filed by directors and executive officers with the SEC shall indicate whether the reported transactions were effected under Trading Plans.

5. IMPROVEMENTS TO THE NOMINATION AND CORPORATE GOVERNANCE COMMITTEE

Inovio shall adopt a resolution to amend the Nomination and Corporate Governance Committee Charter. The amended Nomination and Corporate Governance Committee Charter shall be posted on the Company’s website. The Nomination and Corporate Governance Committee Charter shall require the following:

(a) The Nomination and Corporate Governance Committee shall meet with each prospective new Board member prior to his or her nomination to the Board and then recommend whether such individual shall be nominated for membership to the Board. Such review shall require, inter alia, a background check of each candidate;

(b) Final approval of a director candidate shall be determined by the full Board. Familial relationships with Company officers or directors, interlocking directorships, and/or substantial business, civic, and/or social relationships with other members of the Board that could impair the prospective Board member’s ability to act independently from the other Board members may potentially be disqualifying conflicts of interest; and

(c) The Nomination and Corporate Governance Committee shall be responsible for ensuring that an up-to-date version of the Corporate Governance Guidelines is available on the Company website.

6. EXECUTIVE REPORTS

At each regularly scheduled Board meeting, the Company’s CFO (or their designee) shall provide a written report regarding the Company’s financial condition and prospects, including, but not limited to, a discussion of all reasons for material increases in expenses and liabilities, if any, and material decreases in revenues and earnings, if any, management plans for ameliorating or reversing such negative trends, and the success or failure of any such plans presented in the past.

All Section 16 officers shall make written reports to the Board regarding their respective areas of responsibility at least quarterly and shall meet at least quarterly with the Board.

7. INTERNAL CONTROLS AND COMPLIANCE FUNCTIONS

The Board shall retain an independent consult to conduct an annual analysis for each of the next three (3) years regarding appropriate steps Inovio should take to test and then strengthen the internal audit and control function, including, but not limited to, the accuracy of public disclosures and compliance with laws and regulations, by taking the following actions:

(a) Identify necessary resources needed to effectively manage internal knowledge of risk exposure, existing laws and regulations, and disclosure obligations;

(b) Assess risks of noncompliance with laws and regulations, internal controls, and disclosure obligations, incorporating such risk assessments into internal audit procedures; and

(c) Implement technology to improve auditing techniques, data mining, and predictive modeling with respect to compliance issues and risk exposure.

The consultant shall annually prepare a written report with recommended changes to the Audit Committee. This consultant shall meet annually with the Board, CEO, CFO, and Inovio’s external auditors to present the written report in advance of Inovio’s finalization of its annual Form 10-K report (regardless of whether the annual report on Form 10-K is a restatement, amended filing, or initial filing, and whether it is submitted late or on time). The Board shall consider implementation of each recommendation contained in the report. As to each recommendation contained in the report, the Board shall decide whether to implement the recommendation and shall prepare minutes setting forth the specific reason(s) for the decision (including the results of the Board vote for each recommendation that is not accepted). The consultant’s report shall be attached to the Board minutes as an exhibit. A copy of such minutes and the consultant’s report shall be maintained by the CFO for a period of ten (10) years. Moreover, in the final report on Form 10-K issued after the Board’s evaluation of the consultant’s report, the Board shall include a summary of the consultant’s proposals, the Board’s determination regarding the proposals, and the reasons for such determination. Inovio’s CFO shall not have been employed by any of Inovio’s outside auditor firms during the prior two (2) years or, if involved in the auditor firm’s audit of Inovio, during the prior five (5) years.

8. BOARD COMPOSITION

The Board shall include a provision in the Company’s Bylaws and Corporate Governance Guidelines that, in the “unusual circumstances as determined by the Board” in which the CEO and Chairman of the Board are the same individual, the Company shall have a lead independent director.

9. DIRECTOR INDEPENDENCE

Inovio’s Corporate Governance Guidelines shall be amended, as necessary, to provide that at least a simple majority of the Board shall consist of directors who meet the criteria for director independence set forth in NASDAQ Listing Rule 5605(a)(2), and any other statutory director independence requirement, as well as the following qualifications:

(a) has no personal services contract(s) with Inovio or any member of the Company’s senior management;

(b) is not employed by a public company at which an executive officer of Inovio serves as a director, regardless of whether that executive officer serves on the compensation committee of that public company or not;

(c) is not affiliated with a non-profit entity that receives significant contributions from Inovio;

(d) has not had any of the relationships described in subsections (a)–(c) above with any affiliate of Inovio; and

(e) is not a member of the immediate family of any person described in subsections (a)–(d) above.

Employment as an interim Chair, CEO, or other executive officer at the Company shall disqualify a director from being considered independent within three (3) years following that employment.

If the Company fails to comply with the independence requirements set forth herein due to one or more vacancies of the Board, Inovio shall within thirty (30) days regain compliance with these requirements.

10. WHISTLEBLOWER POLICY

The Board shall require management to amend the written policy protecting whistleblowers (the “Whistleblower Policy”) that consists of the following and shall include this policy on the Company’s website:

(a) The Company’s Whistleblower Policy shall:

i. Encourage interested parties to bring forward ethical and legal violations and/or a reasonable belief that ethical and legal violations have occurred to the Audit Committee, Human Resources, Legal Department, and/or the Convercent phone number or website so that action may be taken to resolve the problem. These complaints shall be reviewed, as appropriate, by the Audit Committee, in consultation with and under the supervision of the Company’s legal counsel, and presented to the full Board; and

ii. Effectively communicate that Inovio is serious about adherence to its corporate governance policies and that whistleblowing is an important tool in achieving this goal.

(b) The Whistleblower Policy—with the endorsement of the Board and the most senior management of the Company—must adequately notify employees, independent contractors and vendors of Inovio of the following:

i. Executives are subject to criminal penalties, including imprisonment, for retaliation against whistleblowers;

ii. Whistleblower complaints may be directed to the Audit Committee, Human Resources, Legal Department, and/or the Convercent phone number or website. All whistleblower complaints will be handled by these parties anonymously and in confidence;

iii. If a whistleblower brings their complaint to an outside regulator or other governmental entity, they will be protected by the terms of the Whistleblower Policy just as if they directed the complaint to the Audit Committee, Human Resources, Legal Department, and/or the Convercent phone number or website;

iv. If an employee is subject to an adverse employment decision as a result of whistleblowing, the employee may file a complaint with the Department of Labor within ninety (90) days of the alleged violation (a failure to report such claims within the 90-day window does not foreclose any other available legal remedy); and

v. It is both illegal and against Inovio’s policy to discharge, demote, suspend, threaten, intimidate, harass, or in any manner discriminate against whistleblowers.

(c) The Company shall remind employees of whistleblower options and whistleblower protections in employee communications provided at least twice a year.

11. CREATION OF A CHIEF COMPLIANCE OFFICER POSITION

The Board shall direct Inovio to create the new position of CCO. The CCO’s duties shall include, but not be limited to, oversight and administration of Inovio’s corporate governance policies (including the Code of Ethics), fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training, maintaining and monitoring a system for accurate public and internal disclosures, and reporting and investigating potential compliance and ethics concerns. The CCO will promptly report any allegations of compliance and ethics concerns relating to financial fraud or reporting violations to the Audit Committee and where necessary recommend remedial actions.

Inovio’s CCO shall be primarily responsible for managing Inovio’s ethics and compliance program and for assisting the Board in fulfilling its oversight duties regarding Inovio’s compliance with applicable laws, regulations, and the dissemination of true and accurate information. The CCO must have executive-level experience in risk mitigation, legal-regulatory compliance, and appropriate public disclosures in a highly regulated industry.

In performing their duties and fulfilling their responsibilities as described herein, the CCO shall keep the Audit Committee timely informed, seek the Audit Committee’s assistance, and may delegate responsibilities as reasonably necessary.

The responsibilities and duties of Inovio’s CCO shall include the following:

(a) Working with the Audit Committee to evaluate and define the goals of Inovio’s ethics and compliance program in light of trends and changes in laws which may affect Inovio’s compliance with laws relating to disclosure of the Company’s risk exposure;

(b) Managing and overseeing Inovio’s ethics and compliance program, implementing procedures for monitoring and evaluating the program’s performance, and communicating with and informing the entire Board regarding progress toward meeting program goals;

(c) Acting as a liaison between management and the Board relating to material compliance and ethics concerns;

(d) Performing an independent review of Inovio’s draft Quarterly and Annual Reports, filed with the SEC on Forms 10-K and 10-Q, and related materials prior to their publication to ensure: (i) the accuracy, completeness, and timeliness of disclosures relating to risk exposure from the Company’s reporting of financial data and quality of its internal controls; (ii) the identification and disclosure of any material risks to Inovio’s compliance with applicable laws and regulations; and (iii) accurate reporting of any material issues that may merit disclosure to Inovio’s Disclosure Committee;

(e) Reviewing and approving Inovio’s press releases and related materials prior to their publication to ensure the accuracy, completeness, and timeliness of disclosures relating to accounting matters, and any material risks to Inovio’s compliance with applicable laws and regulations, and reporting any material issues that may merit disclosure to Inovio’s Disclosure Committee; and

(f) Overseeing employee training in risk assessment and compliance.

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF PENNSYLVANIA

IN RE INOVIO PHARMACEUTICALS, INC. DERIVATIVE LITIGATION	Lead Case No. 2:20-cv-01962-GJP EXHIBIT B

[PROPOSED] PRELIMINARY APPROVAL ORDER

This matter came before the Court for a hearing on ___________, 2023. Pedram Beheshti, Arthur Isman, Krishna Kishor Devarakonda, Brian Foster, and Brandon Fettig (the “Federal Plaintiffs”) in the above-captioned action (the “Federal Action”) pending in the United States District Court for the Eastern District of Pennsylvania (the “Court”) have made an unopposed motion, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the proposed settlement (the “Settlement”) of stockholder derivative claims brought on behalf of Inovio Pharmaceuticals, Inc. (“Inovio” or the “Company”), as well as the potential claims asserted by certain Inovio stockholders, in accordance with the Stipulation of Settlement dated March 31, 2023 (the “Stipulation”); (ii) approving the form and manner of the Notice of the Settlement; and (iii) setting a date for the Settlement Hearing.1

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to a proposed Settlement and dismissal of the following stockholder derivative actions with prejudice: (i) the above-captioned action, titled In re Inovio Pharmaceuticals, Inc. Derivative Litigation, Lead C.A. No. 2:20-cv-01962 (E.D. Pa.); and (ii) Schumacher v. Benito, et al., C.A. No. 2022-0292-KJSM (Del. Ch.) (collectively, the “Derivative Actions”);

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Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

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WHEREAS, the Stipulation resolves the litigation demand asserted by Inovio stockholders Rita Azrelyant and Lydia Grech;

WHEREAS, the Court having: (i) read and considered Plaintiffs’ Unopposed Motion for Preliminary Approval of Stockholder Derivative Settlement together with the accompanying Memorandum of Points and Authorities; (ii) read and considered the Stipulation, as well as all the exhibits attached thereto; and (iii) heard and considered arguments by counsel for the Settling Parties in favor of preliminary approval of the Settlement;

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for Inovio Pharmaceuticals, Inc. (“Inovio” or the “Company”) and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator; and

WHEREAS, the Court also finds, upon a preliminary evaluation, that Inovio stockholders should be apprised of the Settlement through the proposed form of notice, allowed to file objections, if any, thereto, and appear at the Settlement Hearing.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1. This Court, for purposes of this Preliminary Approval Order, adopts the definitions set forth in the Stipulation.

2. This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

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3. A hearing shall be held on _______________, 2023 at ____ _.m., before the Honorable Gerald J. Pappert, at the U.S. District Court for the Eastern District of Pennsylvania, Philadelphia Division, James A. Byrne United States Courthouse, 601 Market Street, Philadelphia, Pennsylvania 19106 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rule of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount should be approved; (v) whether Service Awards payable from the Fee and Expense Amount should be approved; and (vi) such other matters as the Court may deem appropriate.

4. The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and due process.

5. Within ten (10) days after the entry of this Preliminary Approval Order, Inovio shall: (1) post a copy of the Notice and the Stipulation and exhibits thereto on the investor relations page of the Company’s website; (2) publish the Notice in Investor’s Business Daily or issue a press release with GlobeNewswire; and (3) file with the SEC the Notice and Stipulation and exhibits thereto as exhibits to an SEC Form 8-K. The Notice shall provide a link to the investor relations page on Inovio’s website where the Notice and Stipulation and exhibits thereto may be viewed, which page will be maintained through the date of the Settlement Hearing.

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6. All costs incurred in the filing, posting, and publication of the Notice shall be paid by Inovio, and Inovio shall undertake all administrative responsibility for the filing, posting, and publication of the Notice.

7. At least thirty (30) calendar days prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing, publishing, and posting the Notice as provided for in paragraph 5 of this Preliminary Approval Order.

8. All Current Inovio Stockholders shall be subject to and bound by the provisions of the Stipulation and the releases contained therein, and by all orders, determinations, and judgments in the Derivative Actions concerning the Settlement, whether favorable or unfavorable to Current Inovio Stockholders.

9. Pending final determination of whether the Settlement should be approved, Plaintiffs and Current Inovio Stockholders shall not commence or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims.

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10. Any stockholder of Inovio common stock may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or the Fee and Expense Amount or Service Awards should not be awarded. However, no Inovio stockholder shall be heard or entitled to contest the approval of the Settlement, or, if approved, the Judgment to be entered thereon, unless that Inovio stockholder has caused to be filed, and served on counsel as noted below: (i) a written notice of objection with the case name and number (In re Inovio Pharmaceuticals, Inc. Derivative Litigation, Lead Case No. 2:20-cv-01962-GJP (E.D. Pa.)); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Inovio common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony..

11. At least twenty-one (21) calendar days prior to the Settlement Hearing set for _____________, 2023, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, U.S. District Court for the Eastern District of Pennsylvania, Philadelphia Division, James A. Byrne United States Courthouse, 601 Market Street, Philadelphia, Pennsylvania 19106 and serve such materials by that date, to each of the following Settling Parties’ counsel:

Counsel for Plaintiffs: THE BROWN LAW FIRM, P.C. Timothy Brown 767 Third Avenue, Suite 2501 New York, NY 10017 RIGRODSKY LAW, P.A. Seth D. Rigrodsky 300 Delaware Avenue, Suite 210 Wilmington, DE 19801	Counsel for Defendants: COOLEY LLP Koji Fukumura 4401 Eastgate Mall San Diego, CA 92121

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12. Only stockholders who have filed with the Court and sent to the Settling Parties’ counsel valid and timely written notices of objection and notices of appearance will be entitled to be heard at the hearing unless the Court orders otherwise.

13. Any Person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense Amount and service awards, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered and the releases to be given as set forth in the Stipulation.

14. The Federal Plaintiffs shall file their motion for final approval of the Settlement at least twenty-eight (28) calendar days prior to the Settlement Hearing. If there is any objection to the Settlement, the Federal Plaintiffs shall file a response to the objection(s) at least seven (7) calendar days prior to the Settlement Hearing.

15. All proceedings in the Federal Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.

16. This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Inovio stockholders.

17. Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

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18. The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to Current Inovio Stockholders and reserves the right to hold the Settlement Hearing telephonically or by videoconference without further notice to Current Inovio Stockholders. Any Current Inovio Stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar and/or the investors relations page of Inovio’s website for any change in date, time or format of the Settlement Hearing.

IT IS SO ORDERED.

DATED:
HONORABLE GERALD J. PAPPERT UNITED STATES DISTRICT JUDGE

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UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF PENNSYLVANIA

IN RE INOVIO PHARMACEUTICALS, INC. DERIVATIVE LITIGATION	Lead Case No. 2:20-cv-01962-GJP EXHIBIT C

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER

DERIVATIVE ACTIONS

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF INOVIO PHARMACEUTICALS, INC. (“INOVIO” OR THE “COMPANY”) COMMON STOCK AS OF MARCH 31, 2023.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE ACTIONS, CURRENT INOVIO STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation of Settlement dated March 31, 2023 (the “Stipulation”). The purpose of this Notice is to inform you of:

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the existence of the above-captioned consolidated derivative action pending in the United States District Court for the Eastern District of Pennsylvania (the “Court”) captioned In re Inovio Pharmaceuticals, Inc. Derivative Litigation, Lead Case No. 2:20-cv-01962-GJP (the “Federal Action”);

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the existence of a similar derivative action pending in the Delaware Court of Chancery (the “Chancery Court”) captioned Schumacher v. Benito, et al., Case No. 2022-0292-KJSM (the “Delaware Chancery Action” and, together with the Federal Action, the “Derivative Actions”);

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the existence of a pending stockholder litigation demand served on the Company’s Board of Directors (the “Board”) to investigate and bring action against the Individual Defendants[1] following stockholder demands to produce books and records pursuant to Section 220 of the Delaware General Corporations Law (collectively, the “Demands”);

[1]	All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

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•	the proposed settlement between Plaintiffs and Defendants reached in the Derivative Actions and the Demands (the “Settlement”),

•	the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Federal Action with prejudice,

•	Plaintiffs’ Counsel’s application to the Court for a Fee and Expense Amount, and

•	Plaintiffs’ Counsel’s application to the Court for case Service Awards to the Plaintiffs.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Actions and of your rights in connection with the proposed Settlement.

Summary

On March 31, 2023, Inovio, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Derivative Actions and the Demands, which Stipulation was filed in the United States District Court for the Eastern District of Pennsylvania, Philadelphia Division (the “Court”). The Derivative Actions and Demands were brought on behalf of Inovio against certain current and former directors and officers of the Company. Inovio was named as a nominal defendant in the Derivative Actions. The Stipulation and the settlement contemplated therein (the “Settlement”), subject to the approval of the Court, are intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Derivative Actions with prejudice, and resolution of the Demands, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt and maintain certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation (the “Corporate Governance Reforms”).

In recognition of the substantial benefits conferred upon Inovio as a direct result of the Corporate Governance Reforms achieved through the prosecution and Settlement of the Derivative Actions and the Demands, and subject to Court approval, the Settling Parties agreed on February 17, 2023 that Inovio shall pay to Plaintiffs’ Counsel attorneys’ fees and expenses in the amount of one million one hundred seventy-five thousand dollars ($1,175,000.00) (the “Fee and Expense Amount”), subject to Court approval. Plaintiffs’ Counsel shall also apply to the Court for service awards to be paid to each of the eight Plaintiffs in an amount of up to one thousand five hundred dollars ($1,500.00) each (the “Service Awards”), to be paid out of the Fee and Expense Amount.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the investor relations page of the Company’s website, www.________, contact Plaintiffs’ Counsel at the addresses listed below, or inspect the full Stipulation filed with the Clerk of the Court.

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What are the Lawsuits About?

The Derivative Actions and Demands are brought derivatively on behalf of nominal defendant Inovio and allege that, inter alia, between February 14, 2020 and September 28, 2020, at least, the Individual Defendants breached their fiduciary duties by issuing and/or causing the Company to issue materially false and misleading statements and by failing to disclose material facts to the public regarding the effectiveness and FDA approval of the Company’s COVID-19 vaccine candidate (“INO-4800”), the development of INO-4800, and Inovio’s capacity to manufacture the vaccine, by failing to maintain adequate internal controls, and by engaging in improper insider selling. The Derivative Actions and Demands allege that, as a result of the foregoing, the Company experienced reputational and financial harm.

Why is there a Settlement of the Federal Action?

The Court has not decided in favor of Defendants or the Federal Plaintiffs. Instead, the parties to this action have agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Company has determined that the Corporate Governance Reforms that the Company has adopted and will adopt as part of the Settlement provide substantial benefits to Inovio and its stockholders.

Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Derivative Actions and the Demands. Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Actions and the Demands. Nonetheless, Defendants have concluded that it is desirable for the Derivative Actions and the Demands to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.

The Settlement Hearing, and Your Right to Object to the Settlement

On ____ __, 2023, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be made to current Inovio stockholders (“Current Inovio Stockholders”). The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on ________ __, 2023 at __:__ _.m. before the Honorable Gerald J. Pappert at the U.S. District Court for the Eastern District of Pennsylvania, Philadelphia Division, James A. Byrne U.S. Courthouse, 601 Market Street, Philadelphia, Pennsylvania 19106 to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Federal Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) whether the Court should approve the agreed-to Fee and Expense Amount; (v) whether the Court should approve the Service Awards, which shall be funded from the Fee and Expense Amount to the extent approved by the Court; and (vii) consider any other matters that may properly be brought before the Court in connection with the Settlement. Upon final approval of the Settlement, the Derivative Plaintiffs will voluntarily dismiss their complaints with prejudice, and the Demands will be withdrawn.

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The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar or the investor relations page of the Company’s website, www.________, for any change in date, time or format of the Settlement Hearing.

Any Current Inovio Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount or Service Awards, may file with the Court a written objection. An objector must, at least twenty-one (21) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (i) a written notice of objection with the case name and number (In re Inovio Pharmaceuticals, Inc. Derivative Litigation, Lead Case No. 2:20-cv-01962-GJP (E.D. Pa.)); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Inovio common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN ________ __, 2023. The Clerk’s address is:

Clerk of the Court,

U.S. District Court for the Eastern District of Pennsylvania, Philadelphia Division

James A. Byrne U.S. Courthouse

601 Market Street

Philadelphia, PA 19106

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YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN ________ __, 2023. Counsel’s addresses are:

Counsel for Derivative Plaintiffs:

THE BROWN LAW FIRM, P.C. Timothy Brown 767 Third Avenue, Suite 2501 New York, NY 10017	RIGRODSKY LAW, P.A. Seth D. Rigrodsky 300 Delaware Avenue, Suite 210 Wilmington, DE 19801

Counsel for Defendants:

COOLEY LLP Koji Fukumura 4401 Eastgate Mall San Diego, CA 92121

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any Inovio stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Inovio Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in the Derivative Actions, and from pursuing any of the Released Claims.

CURRENT INOVIO STOCKHOLDERS AS OF _______ __, 2023 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Current Inovio Stockholders, derivatively on behalf of Inovio, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.

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Scope of the Notice

This Notice is a summary description of the Derivative Actions, the Demands, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Actions and the Demands, reference is made to them in the Stipulation and its exhibits, copies of which may be reviewed and downloaded at the investor relations page of the Company’s website, www.________.

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You may obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net; or Timothy J. MacFall, Rigrodsky Law, P.A., 825 East Gate Boulevard, Suite 300, Garden City, NY 11530 Telephone: (516) 683-3516, E-mail: tjm@rl-legal.com. Please Do Not Call the Court or Defendants with Questions About the Settlement.

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UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF PENNSYLVANIA

IN RE INOVIO PHARMACEUTICALS, INC. DERIVATIVE LITIGATION	Lead Case No. 2:20-cv-01962-GJP EXHIBIT D

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing on ____________, 2023, to consider approval of the proposed settlement (“Settlement”) set forth in the Stipulation and Agreement of Settlement dated March 31, 2023 (the “Stipulation”). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Order and Final Judgment (the “Judgment”).

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2. This Court has jurisdiction over the subject matter of the Federal Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties.

3. The Court finds that the Notice provided to Inovio Pharmaceuticals, Inc. (“Inovio”) stockholders constituted the best notice practicable under the circumstances. The Notice fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process.

4. The Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Settling Parties, and further finds that the Settlement is in the best interests of Inovio and its stockholders.

5. The Federal Action and all claims contained therein, as well as all of the Released Claims against Released Persons, are dismissed with prejudice. The Settling Parties are to bear their own costs, except as otherwise provided below.

6. Upon the Effective Date, the Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or this Judgment.

7. Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Defendants’ Released Persons from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Defendants’ Released Persons with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Defendants’ Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or this Judgment.

8. During the course of the litigation, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws or statutes.

9. The Court hereby approves the sum of $1,175,000.00 for the payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses in the Derivative Actions and the Demands (“Fee and Expense Amount”), and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to Plaintiffs’ Counsel in connection with the Settlement. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.

10. The Court hereby approves the service awards of $1,500.00 for each of the eight Plaintiffs to be paid from Plaintiffs’ Counsel’s Fee and Expense Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Derivative Actions and the Demands.

11. Neither the Stipulation, nor any of its terms or provisions, nor entry of this Judgment, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

12. Defendants may file the Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

13. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.

14. Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

15. This Judgment is a final judgment, and the Court finds that no just reason exists for delay in entering the Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:
HONORABLE GERALD J. PAPPERT UNITED STATES DISTRICT JUDGE